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                                                                EXHIBIT 99.B1(c)

                  NICHOLAS-APPLEGATE GROWTH EQUITY FUND, INC.

                           CERTIFICATE OF CORRECTION

     Nicholas-Applegate Growth Equity Fund, Inc., a Maryland corporation, (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The title of the document being corrected is Articles of Amendment and Restatement of Charter. The date of such document is March 17, 1987.

     SECOND: The name of the only party to the document being corrected is Nicholas-Applegate Growth Equity fund, Inc.

     THIRD: The date that the document being corrected was filed is March 20, 1987.

     FOURTH: (A) The provision, Article Eighth paragraph (5), of the document as previously filed was:

     (5) The affirmative vote or consent of the holders of more than two-thirds of the outstanding shares of Common Stock of the Corporation is necessary to approve any of the following transactions with a person or entity that is directly or indirectly the beneficial owner of 5% or more of the outstanding shares of Common Stock of the Corporation:

     (a) a merger or consolidation of the Corporation with or into any other corporation;

     (b) the issuance of any capital stock of the Corporation to any such person or entity for cash;

     (c) the sale, lease or exchange of all or any substantial part of the assets of the Corporation to any such person or entity except assets having an aggregate fair market value of less than $1,000,000;


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     (d) the sale, lease or exchange to the Corporation, in exchange for capital stock of the Corporation, of any assets of any such person or entity except assets having an aggregate fair market value of less than $1,000,000;

provided, however, that such vote or consent will not be required if the Board of Directors authorizes, approves or ratifies the transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum.

     (B) The provision, Article Eighth paragraph (5), of the document as corrected is:

     (5) The affirmative vote or consent of the holders of more than two-thirds of the outstanding shares of Common Stock of the Corporation is necessary to authorize the conversion of the Corporation from a closed-end to an open-end investment company or to approve any of the following transactions with a person or entity that is directly or indirectly the beneficial owner of 5% or more of the outstanding shares of Common Stock of the Corporation:

     (a) a merger or consolidation of the Corporation with or into any other corporation;

     (b) the issuance of any capital stock of the Corporation to any such person or entity for cash;

     (c) the sale, lease or exchange of all or any substantial part of the assets of the Corporation to any such person or entity except assets having as aggregate fair market value of less than $1,000,000; or

     (d) the sale, lease or exchange to the Corporation, in exchange for capital stock of the Corporation, of any assets of any such person or entity except assets having an aggregate fair market value of less than $1,000,000;

provided, however, that such vote or consent will not be required if the Board of Directors authorizes, approves or ratifies the transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum.

     (C) The execution of the document was not defective.



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     IN WITNESS WHEREOF, Nicholas-Applegate Growth Equity Fund, Inc., a Maryland
corporation, has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on August 31, 1987.

WITNESS:                                    NICHOLAS-APPLEGATE GROWTH
                                              EQUITY FUND, INC.


/s/ Robert E. Carlson                       /s/ Fred C. Applegate
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Robert E. Carlson                           Fred C. Applegate
Secretary                                   President


     THE UNDERSIGNED, President of Nicholas-Applegate Growth Equity Fund, Inc., who executed on behalf of the Corporation the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                            /s/ Fred C. Applegate
                                            ------------------------------------
                                            Fred C. Applegate
                                            President


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